SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  February 9, 1996



		ASTEC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)




	         Tennessee
(State or other jurisdiction 	of incorporation)

	             0-14714
(Commission File Number)

           		62-0873631
   (IRS Employer Identification No.)





4101 Jerome Avenue
Chattanooga, Tennessee 37407
(Address of Principal Executive Offices)



              (423) 867-4210
(Registrant's telephone number, including area code)

Item 5.	Other Events.

Astec Industries, Inc. (the "Company") has determined that it will no longer fund the operations of Astec-Europa GmbH, its wholly owned subsidiary engaged in the manufacture and sale of asphalt plants and certain related equipment in Hasselroth, Germany, as the result of operating losses incurred by Astec-Europa during the period ended December 31, 1995. Given the current negative net worth of Astec-Europa, on February 9, 1996 its management was required by German law to file a request for bankruptcy in Germany.

A copy of the press release issued by the Company with respect to this event is filed herewith as Exhibit 21 and is incorporated herein by reference.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.

	21	Press Release, dated February 20, 1996.

SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


	ASTEC INDUSTRIES, INC.



Date:  February 22, 1996	By:


       /s/	 J. Don Brock
           	President and Chairman of the Board

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549


Exhibits TO CURRENT REPORT ON FORM 8-K

Dated February 9, 1996


ASTEC INDUSTRIES, INC.

INDEX TO EXHIBITS

                                                        	Sequential
                                                         Exhibit	Page No.
       EXHIBIT
       21            Press Release, dated February 20, 1996.

EXHIBIT 21
Form of Press Release


							For Additional Information Contact:

							Albert E. Guth, Sr. Vice President
							Phone:  (423) 867-4210


ASTEC INDUSTRIES INC.

Chattanooga, Tennessee, February 20, 1996. Astec Industries, Inc. (OTC) today announced it has determined that it will no longer support Astec-Europa GmbH, its wholly-owned subsidiary engaged in the manufacture and sale of asphalt plants and certain related equipment in Germany. Pre-tax losses related to Astec-Europa for the fourth quarter of 1995 were approximately $9,797,000. These losses include the write-off of the Company's investment in Astec-Europa as well as losses from operations. On an after-tax basis, the net losses related to Astec-Europa are approximately $5,891,000 for the fourth quarter.

The Company also announced net income for the year ended December 31, 1995, of $2,340,000 or $0.23 per share, after absorbing the losses from the German operations, compared to net income of
$23,436,000 or $2.38 per share, for the year ended December 31, 1994. 1994 results included income of $14,947,000 from the patent litigation with CMI. Net income from domestic operations for 1995 was $9,068,000. Net sales for the year ended December 31, 1995 were $242,601,000 compared to net sales for the year ended December 31, 1994 of $213,806,000. Weighted average common and common equivalent shares outstanding in 1995 were 10,071,930 compared to 9,843,980 for 1994.

Net loss for the fourth quarter of 1995 was $5,454,000 or $0.54 per share compared to net income for the fourth quarter of 1994 of $12,217,000 or $1.23 per share. Net sales for the fourth quarter of 1995 were $49,674,000 compared to $55,865,000 for the fourth quarter of 1994. Weighted average common and common equivalent shares outstanding in the fourth quarter were 10,092,199 compared to 9,971,364 for the fourth quarter of 1994.

Dr. J. Don Brock, Chairman and Chief Executive Officer of Astec Industries, Inc. said "even though net sales for the fourth quarter were down slightly we remain optimistic that 1996 will be a better year than 1995. We expect earnings to be much improved in 1996 absent losses from the German operations. We are also seeing some improvement in a couple of our U.S. subsidiaries. Even though the Company will not be manufacturing in Germany, Astec will continue to market into Europe either on a direct basis or through a licensee to manufacture the Astec product line in Europe."

Astec Industries, Inc., a manufacturer of asphalt mixing plants, paving equipment, heat transfer equipment, aggregate crushing equipment, excavating and trenching equipment, asphalt recycling equipment, and soil remediation equipment is traded over-the-counter and is reported on the NASDAQ National Market System under the symbol ASTE.